Origin Materials, Inc. Reports Financial Results for Third Quarter 2022

– Origin 1 On Track for Mechanical Completion by Year-End 2022, Capital Budget Unchanged
– Origin 2 Construction Timeline, Budget, and Financing Unchanged –
– Customer Demand is Strong and Broad Based, Increased Contracted Offtake Agreements and Capacity Reservations to $9.0 Billion –
– Maintains 2022 Adjusted EBITDA and Capital Expenditure Outlook

WEST SACRAMENTO, CA., November 3, 2022 – Origin Materials, Inc. (“Origin,” “Origin Materials,” or the “Company”) (Nasdaq: ORGN, ORGNW), the world’s leading carbon negative materials company with a mission to enable the world’s transition to sustainable materials, today announced financial results for its third quarter ended September 30, 2022.

“I am incredibly proud of our team’s continued progress and execution on our mission to enable the world’s transition to sustainable materials. We remain well-capitalized and on track for mechanical completion of Origin 1 by year-end 2022, a considerable accomplishment despite the pandemic and related supply-chain headwinds. For Origin 2, the previously disclosed capital budget, construction timeline, and financing are unchanged. As the world moves aggressively to a zero-carbon future, we continue to see robust demand for our industry-leading technology as well as increasing regulatory support for sustainable solutions that can address the world’s environmental challenges. Our efforts to commercialize the business have resulted in increased offtake agreements and capacity reservations from our customers and partners to $9.0 billion, a more than ninefold increase since our announcement to become a public company in February 2021,” said Rich Riley, Co-Chief Executive Officer of Origin.

Key Company Third Quarter Highlights
Origin Materials has increased its total signed offtake agreements and capacity reservations to $9.0 billion as of today, up from $8.1 billion in August 2022. The additional demand complements Origin’s existing partnerships and customer relationships with industry leaders including Danone, Nestlé Waters, PepsiCo, Ford Motor Company, Mitsubishi Gas Chemical, Kolon Industries, PrimaLoft, Solvay, Mitsui & Co., Ltd., Minafin Group, LVMH Beauty, Revlon, Mitsubishi Chemical Group, Kuraray, Intertex World Resources, and ATC Plastics.

In addition, the Company has previously announced that it won the 2022 Alternative Fuels & Chemicals Coalition (AFCC) Global Biobased Economy Performance Award for Origin's outstanding performance and achievements in the commercialization and scale-up of its patented technology platform. Sponsored by the Industrial Biotechnology Journal, the official journal of AFCC, the award is given annually to recognize companies that are advancing science and contributing to the production and commercialization of industrial biotechnology products.

Origin 1 and Origin 2 Financing and Construction Update
The Company maintains that the previously disclosed Origin 1 construction timeline is on track, with mechanical completion expected by the end of 2022, and plant commissioning complete by the end of Q1 2023 with start-up beginning shortly thereafter. The Company also maintains its previously disclosed capital budget for Origin 1 of $125 million to $130 million.

During the third quarter, the Company continued to strengthen its Origin 1 operations leadership team and operations staff. The Company has made progress assembling the piping and electrical systems. All major equipment has been delivered including power distribution building, control room, storage tanks and hydrothermal carbon ("HTC") recovery equipment. The Company substantially completed the construction of the HTC building, which houses equipment used in the separation of HTC, and completed the biomass building, which will store sustainable wood residues, and installed the storage tanks.

A new video marking construction progress for Origin 1 is embedded into this press release and is also available on Origin’s Investor Relations site: https://investors.originmaterials.com/.

The previously disclosed Origin 2 capital budget and construction timeline are unchanged. Front end design of the plant continues to be underway with detailed engineering set to begin in 2023. The Company maintains that its financing assumptions for Origin 2 are reasonable and achievable, with Origin 2 fully funded from its existing cash on hand and previously indicated traditional project financing sources. Origin continues to work with leading financial institutions on other forms of traditional private financing and federal loan programs, including through the U.S.D.A. and Department of Energy. In February, the State of Louisiana, pending finalization, awarded a Private Activity Bond volume cap allocation of $400 million to the Company for its selection of Geismar, Louisiana as the site of Origin 2. The Company also expects to receive more than $100 million in pending state and local incentives for Origin 2.

Results for Third Quarter 2022
Cash, cash equivalents and marketable securities were $362.2 million as of September 30, 2022.

Operating expenses for the third quarter were $9.7 million compared to $7.1 million in the prior-year period.
Net income was $8.3 million for the third quarter compared to net income of $27.9 million in the prior-year period.

Adjusted EBITDA loss was $8.4 million for the third quarter compared to a loss of $5.7 million in the prior-year period.
Shares outstanding as of September 30, 2022 were 142.7 million including 4.5 million shares held by a certain stockholder that are subject to forfeiture based on share price performance targets previously disclosed in our filings.

Full Year 2022 Outlook
Based on current business conditions, business trends and other factors, the Company is maintaining Adjusted EBITDA and its previously updated capital spending estimate for fiscal year 2022:

•Adjusted EBITDA loss of up to $36 million
•Capital spending is expected to be up to $175 million

For a reconciliation of a non-GAAP figure to the applicable GAAP figure please see the table captioned ‘Reconciliation of GAAP and Non-GAAP Results' set forth at the end of this press release. These expectations do not consider, or give effect to, among other things, unforeseen events, including changes in global economic conditions.

Webcast and Conference Call Information
Company management will host a webcast and conference call on November 3, 2022, at 5:00 p.m. Eastern Time, to discuss the Company's financial results.

Interested investors and other parties can listen to a webcast of the live conference call and access the Company’s third quarter update presentation by logging onto the Investor Relations section of the Company's website at https://investors.originmaterials.com/.

The conference call can be accessed live over the phone by dialing 1-888-999-3182 (domestic) or +1-848-280-6330 (international). A telephonic replay will be available approximately two hours after the call by dialing 1-844-512-2921, or for international callers, +1-412-317-6671. The conference ID for the live call and pin number for the replay is 11152434. The replay will be available until 11:59 p.m. Eastern Time on November 17, 2022.

About Origin Materials, Inc.
Headquartered in West Sacramento, Origin Materials is the world's leading carbon negative materials company. Origin’s mission is to enable the world’s transition to sustainable materials. For over a decade, Origin has developed a platform for turning the carbon found in inexpensive, plentiful, non-food biomass such as sustainable wood residues into useful materials while capturing carbon in the process. Origin’s patented technology platform can help revolutionize the production of a wide range of end products, including clothing, textiles, plastics, packaging, car parts, tires, carpeting, toys, and more with a ~$1 trillion addressable market. In addition, Origin’s technology platform is expected to provide stable pricing largely decoupled from the petroleum supply chain, which is exposed to more volatility than supply chains based on sustainable wood residues. Origin’s patented drop-in core technology, economics and carbon impact are supported by a growing list of major global customers and investors. For more information, visit www.originmaterials.com.

Contacts
Origin Materials
Investors:
ir@originmaterials.com

Media:
media@originmaterials.com

Non-GAAP Financial Information
To supplement the Company’s financial results presented in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"), the Company also uses non-GAAP financial measures, including adjusted EBITDA, as supplemental measures to review and assess the Company’s operating performance. Adjusted EBITDA is defined as net income or loss adjusted for (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) interest income, (iv) interest expense, net of capitalized interest, (v) change in fair value of derivative liability, (vi) change in fair value of warrants liability, (vii) change in fair value of earnout liability, (viii) professional fees related to completed mergers, and (ix) other income, net. The Company believes that these non-GAAP financial measures provide useful information about the Company’s operating results, enhance the overall understanding of the Company’s past performance and future prospects and allow for greater visibility with respect to key metrics used by the Company’s management in its financial and operational decision-making.

Non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. These non-GAAP financial measures have limitations as analytical tools, and when assessing the Company’s operating performance, investors should not consider them in isolation. In addition, calculations of this non-GAAP financial information may be different from calculations used by other companies, and therefore comparability may be limited.

The Company mitigates these limitations by reconciling the non-GAAP financial measures to the most comparable U.S. GAAP performance measures, all of which should be considered when evaluating our performance.

For more information on this non-GAAP financial measure, please see the table captioned “Reconciliation of GAAP and Non-GAAP Results” set forth at the end of this press release.

Cautionary Note on Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Origin Materials’ business strategy, estimated total addressable market, access to traditional financing sources, budget and timelines to complete Origin 1 and Origin 2, ability to convert capacity reservations and offtake agreements into revenue, ability to enter new end-markets, ability to develop new product categories, commercial and operating plans, product development plans, anticipated growth and projected financial information and ability to realize the anticipated benefits of any partnerships discussed in the press release. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Origin Materials and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Origin Materials. These forward-looking statements are subject to a number of risks and uncertainties, including that Origin Materials may be unable to successfully commercialize its products; the effects of competition on Origin Materials’ business; the uncertainty of the projected financial information with respect to Origin; disruptions and other impacts to Origin’s business as a result of the evolving COVID-19 pandemic, Russia’s military intervention in Ukraine, and other global health or economic crises; changes in customer demand; and those factors discussed in the Quarterly Report on Form

10-Q filed with the U.S. Securities and Exchange Commission on August 3, 2022 under the heading “Risk Factors,” and other documents Origin Materials has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Origin Materials presently does not know, or that Origin Materials currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Origin Materials’ expectations, plans, or forecasts of future events and views as of the date of this press release. Origin Materials anticipates that subsequent events and developments will cause its assessments to change. However, while Origin Materials may elect to update these forward-looking statements at some point in the future, Origin Materials specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Origin Materials’ assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

ORIGIN MATERIALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)	September 30, 2022 (Unaudited)	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$102,965	$46,637
Restricted cash	505	490
Marketable securities	258,733	397,458
Other receivables	3,537	2,612
Derivative asset	1,826	202
Prepaid expenses and other current assets	5,237	3,774
Total current assets	372,803	451,173
Property, plant, and equipment, net	111,398	57,185
Operating lease right-of-use asset	3,023	1,782
Intangible assets, net	168	215
Other long-term assets	5,080	62
Total assets	$492,472	$510,417

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,646	$2,451
Accrued expenses	5,352	973
Operating lease liability, current	599	280
Other liabilities, current	2,594	380
Derivative liability	—	103
Total current liabilities	16,191	4,187

Earnout liability	64,197	127,757
Canadian Government Research and Development Program liability	6,269	6,762
Assumed common stock warrants liability	37,250	52,860
Stockholder note	5,802	5,189
Related party other liabilities, long-term	5,328	5,720
Operating lease liability	2,494	1,486
Other liabilities, long-term	2,911	2,946
Total liabilities	140,442	206,907

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 142,703,935 and 141,301,569, issued and outstanding as of September 30, 2022 and December 31, 2021, respectively (including 4,500,000 Sponsor Vesting Shares)	14	16
Additional paid-in capital	366,332	361,542
Retained earnings (Accumulated deficit)	5,779	(56,797)
Accumulated other comprehensive loss	(20,095)	(1,251)
Total stockholders’ equity	352,030	303,510
Total liabilities and stockholders’ equity	$492,472	$510,417

ORIGIN MATERIALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share data)	2022	2021	2022	2021
Operating Expenses
Research and development	$3,732	$1,957	$8,717	$5,605
General and administrative	5,834	5,043	16,769	13,210
Depreciation and amortization	180	126	488	363
Total operating expenses and loss from operations	9,746	7,126	25,974	19,178

Other (income) expenses
Interest income	(2,309)	—	(6,077)	—
Interest expense, net of capitalized interest	—	—	—	2,839
Change in fair value of derivatives	(1,129)	—	(1,725)	1,426
Change in fair value of warrants liability	1,419	(13,481)	(15,610)	7,363
Change in fair value of earnout liability	(15,147)	(21,511)	(63,561)	(67,008)
Other income, net	(879)	(27)	(1,577)	(651)
Total other income, net	(18,045)	(35,019)	(88,550)	(56,031)
Net income	$8,299	$27,893	$62,576	$36,853

Other comprehensive income (loss)

Unrealized (loss) on marketable securities	$(1,403)	$—	$(10,783)	$—
Foreign currency translation adjustment, net of tax	(7,253)	(1,068)	(8,061)	24
Total comprehensive income (loss)	$(357)	$26,825	$43,732	$36,877
Net income per share, basic	$0.06	$0.20	$0.46	$0.41
Net income per share, diluted	$0.06	$0.20	$0.44	$0.39
Weighted-average common shares outstanding, basic	138,061,829	136,749,956	137,348,180	89,244,640
Weighted-average common shares outstanding, diluted	142,197,014	141,239,965	142,134,560	94,029,056

ORIGIN MATERIALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2022	2021
Cash flows from operating activities
Net income	$62,576	$36,853
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	488	362
Amortization on right-of-use asset	423	—
Stock-based compensation	3,719	4,808
Amortization of debt issuance costs	—	14
Accretion of debt discount	—	2,211
Change in fair value of derivatives	(1,725)	1,426
Change in fair value of common stock warrants liability	(15,610)	(27,672)
Change in fair value of preferred stock warrants liability	—	35,035
Change in fair value of earnout liability	(63,561)	(67,008)
Change in fair value of incremental acquisition fee accrual	(35)	—
Changes in operating assets and liabilities:
Other receivables	(926)	(214)
Grants receivable	—	(16)
Prepaid expenses and other current assets	(1,464)	(3,677)
Other long-term assets	(5,019)	—
Accounts payable	5,195	(1,063)
Accrued expenses	4,380	3,173
Payments on operating lease liabilities	(338)	—
Other liabilities, current	2,214	—
Related party payable	221	152
Net cash used in operating activities	(9,462)	(15,616)
Cash flows from investing activities
Purchases of property, plant, and equipment, net of grants	(57,825)	(5,113)
Capitalized interest on plant construction	(133)	—
Purchases of marketable securities	(2,584,027)	—
Sales of marketable securities	2,587,649	—
Maturities of marketable securities	124,319	—
Net cash provided by (used in) investing activities	69,983	(5,113)
Cash flows from financing activities
Proceeds from stockholders' notes payable, net of debt issuance costs	—	11,707
Payment of short-term debt	—	(906)
Proceeds from Canadian Government Research and Development Program	—	287
Issuance of common stock	371	56
Business combination, net of issuance costs paid	—	467,530
Net cash provided by financing activities	371	478,674
Effects of foreign exchange rate changes on the balance of cash and cash equivalents, and restricted cash held in foreign currencies	(4,549)	(41)
Net increase in cash and cash equivalents, and restricted cash	56,343	457,904
Cash and cash equivalents, and restricted cash, beginning of the period	47,127	1,874
Cash and cash equivalents, and restricted cash, end of the period	$103,470	$459,778

Origin Materials, Inc.
Reconciliation of GAAP and Non-GAAP Results

We believe that the presentation of Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA) is appropriate to provide additional information to investors about our operating profitability adjusted for certain non-cash items, non-routine items that we do not expect to continue at the same level in the future, as well as other items that are not core to our operations. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures.

We define Adjusted EBITDA as net income or loss adjusted for (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) interest income, (iv) interest expense, net of capitalized interest, (v) change in fair value of derivative liabilities, (vi) change in fair value of warrants liability, (vii) change in fair value of earnout liability, (viii) professional fees related to completed mergers, and (ix) other income, net.

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021
Net income	$8,299	$27,893	$62,576	$36,853
Stock based compensation	1,146	636	3,719	4,808
Depreciation and amortization	180	126	488	363
Interest income	(2,309)	—	(6,077)	—
Interest expense, net of capitalized interest	—	—	—	2,839
Change in fair value of derivative liabilities	(1,129)	—	(1,725)	1,426
Change in fair value of warrants liability	1,419	(13,481)	(15,610)	7,363
Change in fair value of earnout liability	(15,147)	(21,511)	(63,561)	(67,008)
Professional fees related to completed mergers	—	640	—	640
Other income, net	(879)	(27)	(1,577)	(651)
Adjusted EBITDA	$(8,420)	$(5,724)	$(21,767)	$(13,367)